EXHIBIT 23.1

                       Consent of Independent Auditors
                       -------------------------------

eFax.com, Inc.:

We consent to the incorporation by reference in this Registration Statement of eFax.com, Inc. on Form S-3 or our reports dated February 8, 1999 (April 9, 1999 as to Note 14) and April 9, 1999 (relating to the financial statement schedule), appearing in the Annual Report on Form 10-K of eFax.com, Inc. for the year ended January 2, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California
April 23, 1999


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